-10.14
Exhibit 10.16

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SUBAYE.COM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBAYE.COM, INC.

COMMON STOCK PURCHASE WARRANT

No. 2008-07-002	Number of Shares: 1,150,000
Issue Date: July 8, 2008	(subject to adjustment as
provided herein)

SUBAYE.COM, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, MYSTARU.COM,INC., 9th Floor, Beijing Business World,56 Dongxinglong Ave., Chongwen Dist., Beijing 100062,China telecopier number: (86) 20 8466 2252., or its assigns (the “Registered Holder”), is entitled, pursuant to a certain Sale and Purchase Agreement, dated as of July 8, 2008, between MYSTARU.COM,INC. and the Company subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York time, July 7, 2013 (the “Expiration Date”), up to 1,150,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), par value $.001 per share, of the Company, at an exercise price of $4.00 per share (the “Exercise Price”). The shares purchasable upon exercise of this warrant (the “Warrant”) and the exercise price per share, are subject to adjustment from time to time pursuant to the provisions of this Warrant.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include SUBAYE.COM, Inc. and any corporation which shall succeed or assume the obligations of SUBAYE.COM, Inc. hereunder.

(b) The term “Common Stock” includes (a) the Company’s Common Stock, $.001 par value per share, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the Registered Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Registered Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Registered Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. Exercise of Warrant.

1.1 Number of Shares Issuable upon Exercise. From and after July 8, 2008 (the “Issue Date”) through and including the Expiration Date, the Registered Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2 Full Exercise. This Warrant may be exercised in full by the Registered Holder hereof by delivery of an original or facsimile copy of the form of Notice of Exercise attached as Exhibit A hereto (the “Notice of Exercise”) duly executed by such Registered Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

1.3 Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Registered Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Registered Holder in the Notice of Exercise by (b) the Exercise Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Warrant of like tenor, in the name of the Registered Holder hereof or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4 Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on a securities exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b) If the Company’s Common Stock is not traded on a securities exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Registered Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to Registered Holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Registered Holder hereof acknowledge in writing its continuing obligation to afford to such Registered Holder any rights to which such Registered Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Registered Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Registered Holder any such rights.

1.6 Trustee for Warrant Registered Holders. In the event that a bank or trust company shall have been appointed as trustee for the Registered Holder of the Warrants pursuant to Section 15, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. Procedure for Exercise.

2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Registered Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter (“Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Registered Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Registered Holder is entitled upon such exercise pursuant to Section 1 or otherwise; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involving the issuance and delivery of any such certificate upon exercise in a name other than that of the Registered Holder. Notwithstanding the foregoing, the Registered Holder shall be solely responsible for any income taxes payable and arising from the issuance and exercise of this warrant, or any ad valorem property or intangible tax assessed against the Registered Holder.

2.2 Exercise.

(a) If a registration statement is effective and the Registered Holder may sell its shares of Company Common Stock upon exercise hereof thereunder, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available, payment upon exercise may be made at the option of the Registered Holder either in (i) cash or by certified or certified cashier’s check payable to the order of the Company (or wire transfer of immediately available funds), in lawful money of the United States equal to the applicable aggregate Exercise Price payable in respect of the number of shares of Common Stock purchased upon such exercise, (ii) on a “cashless” exercise basis by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of common shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Registered Holder per the terms of this Warrant) and the Registered Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, upon consent of the Company, the Registered Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise form in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B) A
Where	X=	the number of shares of Common Stock to be issued to the Registered Holder
	Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
	A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)
	B=	Exercise Price (as adjusted to the date of such calculation)

(c) The Registered Holder may not employ the cashless exercise feature described above at any time that the Common Stock to be issued upon exercise is included for unrestricted resale in an effective registration statement.

3. Requirements for Transfer.

(a) This Warrant and the shares of Common Stock shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended, (the “Act”) or (ii) the Company first shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a corporation to a subsidiary or affiliate of such corporation, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 3, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c) Each Warrant shall bear legends in substantially the following forms:

“NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANS-FERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGIS-TRATION IS NOT REQUIRED.”

(d) Each certificate representing shares of Common Stock shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECU-RITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend shall be removed from the certificates representing any shares of Common Stock, at the request of the Registered Holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

4. Adjustment. In order to prevent the dilution of rights granted under this Warrant and to grant the Registered Holder certain additional rights, the Exercise Price shall be subject to adjustment as provided in this Section 4.

(a) Adjustments for Share Issuance. During the period this Warrant is outstanding, if the Company shall issue any shares of Common Stock, except for the granting of stock or stock options to employees or directors, or equity or debt issued in connection with an acquisition of a business or assets by the Company or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing agreement, prior to the complete exercise of this Warrant for a consideration less than the Exercise Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Exercise Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of the above-described security, debt instrument, warrant, right, or option. The reduction of the Exercise Price described in this Section 4 is in addition to the other rights of the Registered Holder described in the Sale and Purchase Agreement.

(b) Adjustment for Stock Split, Dividend, Distribution, etc. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Registered Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

(c) Adjustment for Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Registered Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Registered Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Registered Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 4.

(d) Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its chief financial officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Registered Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 12 hereof).

5. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Registered Holder of the Warrants after the effective date of such dissolution pursuant to this Section 5 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Registered Holder of the Warrants.

6. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in Sections 4 and 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in 4, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Registered Holder of the Warrants be delivered to the Trustee as contemplated by Section 5.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Registered Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the Registered Holders of the Company’s Common Stock.

8. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) with respect to any or all of the shares of Common Stock. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Registration Rights.

10.1 Piggyback Registration. If at any time and from time to time after the Issue Date and prior to the Expiration Date, the Company proposes to register shares of its Common Stock under the Securities Act on any form for registration thereunder (the “Registration Statement”) for the account of stockholders (other than one relating to (i) a registration of shares of Common Stock underlying a stock option, restricted stock, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company) in a manner which would permit registration of the Shares of Common Stock under the Warrant for sale to the public under the Securities Act (a “Piggyback Registration”), it will at such time give prompt written notice to the Registered Holder of its intention to do so and of the Registered Holder’s rights under this Section 10.1 (the “Section 10.1 Notice”). The rights are referred to in this Section 10.1 are “Piggyback Registration Rights”. Upon the written request of the Registered Holder to the Company, to be received by the Company within ten (10) days after the giving of any Section 10.1 Notice, setting forth the number of Shares intended to be disposed of by the Registered Holder and the intended method of disposition thereof, the Company will include in the Registration Statement the Shares which the Registered Holder has requested to register, to the extent provided in this Section 10. (The Shares set forth in the Section 10.1 Notice or the Section 10.2 Demand being for purposes of this Section 10, the “Registrable Shares”.)

10.2 Demand Registration.

(a) If at any time and from time to time after the Issue Date and prior to the Expiration Date, the Registered Holder desires to effect the registration under the Securities Act of its Common Stock Shares, the Registered Holder may make a written request that the Company effect such registration (a “Demand Registration”); provided that such registration covers at least 51% of the Shares initially issuable upon exercise in full of the Warrants, (the “Section 10.2 Demand”). The Section 10.2 Demand shall specify the number of Registrable Shares proposed to be sold and will also specify the intended method of disposition thereof. The Company will use its commercially reasonable efforts to file, within sixty (60) days of its receipt of such Demand, the registration under the Securities Act of the Registrable Shares which the Company has been so requested to register by the Registered Holder.

(b) Notwithstanding Section 10.2(a), the Company shall not be obligated to file a Registration Statement relating to a registration request pursuant to this Section 10.2 at any time during the six-month period immediately following the effective date of another Registration Statement filed by the Company (other than a Registration Statement on Form S-4 or Form S-8 or any successor or similar form). The Company shall be obligated to file and cause the effectiveness of only one (1) Demand Registration.

10.3 Suspension in Filing.

(a) If the Company determines, in its good faith reasonable judgment, that it should not file any Demand Registration otherwise required to be filed pursuant to Section 10.2(a) or should withdraw any previously filed Registration Statement filed pursuant to Section 10.1 or 10.2 because the Company is engaged in or in good faith plans to engage in any financing, acquisition or other material transaction which would be adversely affected by the filing or maintenance of a Registration Statement otherwise required to be filed or maintained pursuant to this Section 10, or that the Company is in the possession of material nonpublic information required to be disclosed in such Registration Statement or an amendment or supplement thereto, the disclosure of which in such Registration Statement would be materially disadvantageous to the Company (a “Disadvantageous Condition”), the Company shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 180 days from the date of the determination), the filing of such Registration Statement or, if such Registration Statement has already been filed, may withdraw such Registration Statement and shall promptly give the Registered Holder written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing or effect the withdrawal of the Registration Statement, the Registered Holder shall have the right to withdraw the Section 10.2 Demand within thirty (30) days after receipt of the notice of postponement. The Company’s right to delay a request for registration or to withdraw a Registration Statement pursuant to this Section 10.3 may not be exercised more than once in any twelve (12) month period.

(b) If the Company determines to take any action pursuant to (a) above after a Registration Statement is filed, upon receipt of any notice of suspension, the Registered Holder shall forthwith discontinue use of the prospectus contained in such Registration Statement. In addition, if so directed by the Company, the Registered Holder shall deliver to the Company all copies of the prospectus then covering such Registrable Shares current at the time of receipt of such notice. If no Registration Statement has yet been filed, at the request of the Company the Registered Holder shall return all drafts of the prospectus covering such Registrable Shares.

(c) If any Disadvantageous Condition shall cease to exist, he Company shall promptly notify the Registered Holder to such effect. If any Demand Registration shall have been withdrawn, the Company shall, if requested by the Registered Holder, at such time as it is possible or, if earlier, at the end of the 180-day period following such withdrawal, file a new Registration Statement covering the Registrable Shares that were covered by such withdrawn Registration Statement, and the effectiveness of such Registration Statement shall be maintained for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such withdrawn Registration Statement was effective, if any, shall be such time as may be otherwise required by this Agreement.

10.4 Company Covenants. Whenever required under this Section 10 to include Registrable Shares in a Registration Statement, the Company shall, as expeditiously as reasonably possible:

(a) Use its commercially reasonable efforts to cause such Registration Statement to become effective and cause such Registration Statement to remain effective until the earlier of the Registered Holder have completed the distribution of all its Registrable Shares described in the Registration Statement or six (6) months from the effective date of the Registration Statement (or such later date by reason of suspensions the effectiveness as provided hereunder). The Company will also use its commercially reasonable efforts to, during the period that such Registration Statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Act and the rules and regulations thereunder or otherwise to ensure that the Registration Statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) in the Registration Statement.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement.

(c) Furnish to the Registered Holder such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Registered Holder.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Registered Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(f) Notify the Registered Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, (i) when the Registration Statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the Registration Statement. at the earliest possible time or prevent the entry thereof); of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

10.5 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 10 with respect to the Registrable Shares that the Registered Holder shall furnish to the Company such information regarding the Registered Holder, the Registrable Shares held by the Registered Holder, the intended method of disposition of such securities and such other information as shall be reasonably required by the Company or any underwriter to effect the registration of the Registered Holder’s Registrable Shares.

10.6 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Shares with respect to the registrations effected pursuant to Section 10.1 or 10.2 for the Registered Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Shares; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to the Registered Holder. Notwithstanding the foregoing, the Registered Holder shall pay all registration expenses that it is required to pay under applicable law.

10.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 10.1 or 10.2 to include any of the Registered Holder’s Registrable Shares in such underwriting unless the Registered Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company, and the Registered Holder enters into such lock-up agreements as may be required of other selling stockholders in such Registration Statement. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder”, and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder”, as defined in this sentence.

10.8 Delay of Registration. No Registered Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

10.9 Indemnification. In the event that any Registrable Shares are included in a Registration Statement under this Section 10.

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Registered Holder, any underwriter (as defined in the Securities Act) for the Registered Holder and each person, if any, who controls the Registered Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, or any rule or regulation promulgated under the Act, or the Exchange Act, and the Company will pay to the Registered Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company or the Placement Agent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Registered Holder, underwriter or controlling person.

(b) To the extent permitted by law, the Registered Holder will indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, any underwriter, any other holder selling securities in such Registration Statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Registered Holder expressly for use in connection with such registration; and the Registered Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registered Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 10.9(b) exceed the cash value of the gross proceeds from the offering received by the Registered Holder.

(c) Promptly after receipt by an indemnified party under this Section 10.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.9.

(d) If the indemnification provided for in this Section 10.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and the Registered Holder under this Section 10.9 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Section 7, and otherwise.

10.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Registered Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Registered Holder to sell shares of the Company’s Common Stock to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

(c) furnish to the Registered Holder, so long as the Registered Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Registered Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

10.11 Permitted Transferees. The rights to cause the Company to register Registrable Shares granted to the Registered Holder by the Company under this Section 10 may be assigned in full by a Registered Holder in connection with a transfer by the Registered Holder of its Registrable Securities if: (a) the Registered Holder gives prior written notice to the Company; (b) such transferee agrees to comply with and be bound by the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 10.11, the rights of a Registered Holder with respect to Registrable Shares as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of the Registered Holder therein to be forfeited.

10.12 Termination of Registration Rights. The right of the Registered Holder to request or demand inclusion in any registration pursuant to Section 10.1 and Section 10.2 shall terminate if all Shares held by the Registered Holder may immediately be sold under Rule 144(k) after if this Warrant has then been exercised in full.

11. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement, and if requested by the Board of Directors, a bond in an amount reasonably satisfactory to it, or (in the case mutilation) upon surrender and cancellation hereof, the Company will issue in lieu thereof a new Warrant of like tenor.

12. Rights as a Warrant Holder. The Registered Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity except with respect to certificates representing shares of Common Stock issued upon exercise of this Warrant. The rights of the Registered Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Prior to due presentment for transfer of this Warrant, the Company may deem and treat the Registered Holder as the absolute owner of this Warrant for purposes of any exercise hereof and for all other purposes and such right of the Company shall not be affected by any notice to the contrary.

13. Subdivision of Rights. This Warrant (as well as any new warrant issued pursuant to the provisions of this Section) is exchangeable upon the surrender hereof by the Registered Holder at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company that may be subscribed for and purchased hereunder.

14. INTENTIONALLY OMITTED

15. Warrant Agent. The Company may, by written notice to the Registered Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 8, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

16. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

17. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: SUBAYE.COM, Inc., 3/F.,74 Shanan Road, Panyu, Guangzhou, GD511490 China Attn: Jun Han, Chief Executive Officer, telecopier (86) 20 20 8466 2252, with a copy by telecopier only to: Robert S. Matlin, Esq., Partner K&L GATES LLP 599 Lexington Avenue, NY, NY 10022, telecopier: 212.536.3901, and (ii) if to the Registered Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with a copy by telecopier only to: MYSTARU.COM, INC. 9th Floor, Beijing Business World,56 Dongxinglong Ave., Chongwen Dist., Beijing 100062,China telecopier number: (86) 20 8466 2252.

18. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York (without reference to the conflicts of law provisions thereof). Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

19. Successors and Assigns. This warrant shall be binding upon and inure to the benefit of the registered owner and its assigns, and shall b binding upon nay entity succeeding to the Company by consolidation or merger. The company may not assign this warrant or any rights or obligations hereunder without the prior written consent of the registered holder. Subject to Section 8 hereof, the registered holder may assign this warrant without the Company’s prior written consent.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

SUBAYE.COM, INC.

By:	/s/ Jun Han
Name: Jun Han Title: Chief Executive Officer

Exhibit A

FORM OF NOTICE OF EXERCISE

(to be signed only on exercise of Warrant)

TO: SUBAYE.COM, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to______________________________________________________ whose address is

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of Registered Holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of SUBAYE.COM, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of SUBAYE.COM, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________	______________________________________________________ (Signature must conform to name of Registered Holder as specified on the face of the warrant)
Signed in the presence of:
(Name)
(Address)

ACCEPTED AND AGREED: TRANSFEREE]	(Address)
(Name)